**FIRST AMENDMENT**
**TO THE**
**GERMAN AMERICAN BANCORP, INC. NONQUALIFIED SAVINGS PLAN**

**THIS GERMAN AMERICAN BANCORP, INC. NONQUALIFIED SAVINGS PLAN** ("Plan"), which Plan most recently was amended and restated effective January 1, 2009, by **GERMAN AMERICAN BANCORP, INC.** ("Employer"), further amends and modifies the Plan pursuant to the right to amend reserved in Section 9.01 of The CORPORATE*plan for Retirement* EXECUTIVE Plan Basic Plan Document that forms part of the Plan.

**A.**

Effective January 1, 2020, the **"Coverage"** provision under **Section 1.03(a)** of the Adoption Agreement for the Plan is hereby revised to read as follows:

(a) ☑ The following Employees are eligible to participate in the Plan *(Check (1) or (2)):*

(1) ☐ Only those Employees designated in writing by the Employer, which writing is hereby incorporated herein.

(2) ☑ Only those Employees in the eligible class described below:

Those highly compensated or management employees of the Employer who are specifically designated from time to time by the Human Resources Committee as eligible to participate in the Plan.

**B.**

Effective January 1, 2020, the **"Compensation"** provision under **Section 1.04(b)** of the Adoption Agreement for the Plan is hereby revised to read as follows:

(b) ☑ Compensation shall be defined in Section 2.01(a)(9) with respect to Employees *(Check (1), and/or (2) below, if, and as, appropriate)*:

(1) ☑ but excluding the following:

severance payments and benefits, Long Term Incentive Stock Awards, Long Term Incentive Cash Awards, Long Term Incentive Cash Dividends, and service award payments consisting of gift cards and related cash bonuses.

(2) ☑ but excluding bonuses, except those bonuses listed in the table in Section 1.05(a)(2).

## C.

Except as specifically amended above, the Plan shall remain unchanged and, as amended above, shall continue in full force and effect.

**IN WITNESS WHEREOF,** the Employer has caused this First Amendment to the German American Bancorp, Inc. Nonqualified Savings Plan to be executed by its duly authorized officer this 24th day of December, 2019.

**GERMAN AMERICAN BANCORP, INC.**

By: Mark A. Schroeder

Mark A. Schroeder
Chairman and Chief Executive Officer